Exhibit 23.6

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Hexcel Corporation on Form S-4 of our report dated May 29, 2003 relating to the consolidated financial statements of Asahi-Schwebel Co., Ltd. as of and for the year ended March 31, 2003, appearing in the Form 10-K/A (Amendment No. 3) of Hexcel Corporation for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Osaka, Japan
July 8, 2003